Exhibit 10(v)(4)
###EMPLOYEE_GRANT_NUMBER###

RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO THE COMTECH TELECOMMUNICATIONS CORP. 2023 EQUITY AND INCENTIVE PLAN

Dear ###PARTICIPANT_NAME###:

Preliminary Statement
As a non-employee director of Comtech Telecommunications Corp. (the “Company”), pursuant to Section 3.1 of the Comtech Telecommunications Corp. 2023 Equity and Incentive Plan (the “Plan”) and/or (ii) your election made in accordance with Section 5.9 of the Plan, you were granted on ###GRANT_DATE### (the “Grant Date”), pursuant to the terms of the Plan and this Restricted Stock Unit Agreement (this “Agreement”), the number of Restricted Stock Units (the “RSUs”) set forth below.  Each RSU represents one (1) share of the Company’s common stock, $0.10 par value per share (the “Common Stock”), subject to the terms and conditions of the Plan and this Agreement.
The terms of the grant are as follows:
          1.           Grant of RSUs.  Subject in all respects to the Plan and the terms and conditions set forth herein and therein, on the Grant Date you were granted ###TOTAL_AWARDS### RSUs (the “Award”).
          2.           Vesting.  The Award shall vest in full on the one-year anniversary of the Grant Date; provided that you have not incurred a Termination of Directorship (as defined below) prior to the such vesting date. Notwithstanding the foregoing, the Award shall become fully vested prior to your Termination of Directorship upon (i) your death or (ii) a Change in Control. The date that an RSU becomes vested shall be referred to herein as the “Vesting Date”.
 There shall be no proportionate or partial vesting in the period prior to the Vesting Date and all vesting shall occur only on the Vesting Date.
           3.           Payment. Subject to the terms of this Agreement and the Plan, you (or your estate, to the extent applicable) shall receive one share of Common Stock with respect to each vested RSU subject to the Award within sixty (60) days of your Termination of Directorship (such date of settlement, the “Settlement Date”).

Exhibit 10(v)(4)
           4.           Dividend Equivalents.  Any dividends paid on shares of Common Stock underlying an RSU prior to the Settlement Date for such RSU shall be credited to a dividend book entry account on your behalf (any such credited amount, a “Dividend Equivalent”).  Any cash Dividend Equivalents shall not be deemed to be reinvested in shares of Common Stock and will be held uninvested and without interest or earnings.  Your right to receive any Dividend Equivalents with respect to cash dividends shall vest only if and when the related RSU vests, and an amount equal to such cash dividends shall be paid to you in cash on the Settlement Date on which the related RSU is settled.  Your right to receive any Dividend Equivalents with respect to dividends of Common Stock shall vest only if and when the related RSU vests, and on the applicable Settlement Date on which the related RSU is settled you will receive additional shares of Common Stock in an amount equal to such Dividend Equivalents, with any fractional shares rounded to the nearest whole share.  Prior to the payment thereof, any Dividend Equivalents will be encompassed within the term “Award” with respect to the relevant RSUs.
           5.           Termination.  Except as otherwise provided in Section 2 hereof, any RSUs (including any Dividend Equivalents credited thereupon) that are not vested upon your Termination of Directorship shall, upon such Termination of Directorship, terminate and be forfeited in their entirety as of the date of such Termination of Directorship. For purposes of this Agreement, “Termination of Directorship” means that you have ceased to be a director of the Company; provided, that in the event that you cease to serve as a director but simultaneously commence service as an employee, consultant, independent contractor or agent of the Company or one of its Affiliates, a Termination of Directorship shall not be deemed to occur until such time as such you are no longer an employee, consultant, independent contractor or agent of the Company or one of its Affiliates. For the avoidance of doubt, a Termination of Directorship shall not be deemed to have occurred until such time as you have incurred a “separation from service” as defined in Section 409A of the Code and the regulations thereunder.
           6.           Detrimental Activity.  In the event you engage in Detrimental Activity prior to, or during the one year period following the later of your Termination of Directorship or any vesting of RSUs, the Board may direct (at any time within one year thereafter) that all unvested RSUs and all vested but unpaid RSUs (including any Dividend Equivalents credited thereupon) shall be immediately forfeited to the Company and that you shall pay over to the Company the amount realized from any RSUs or any Common Stock or Dividend Equivalents paid in connection therewith.
           7.           Restriction on Transfer.  Unless otherwise approved by the Committee, the Award is not transferable other than by will or by the laws of descent and distribution.  In addition, unless otherwise approved by the Committee, the Award shall not be sold, transferred, assigned, pledged, encumbered, hypothecated or otherwise disposed of (whether by operation of law or otherwise), and the Award shall not be subject to execution, attachment or similar process.  Upon any attempt to sell, transfer, assign, pledge, encumber, hypothecate or otherwise dispose of all or part of the Award or in the event of any levy upon the Award by reason of any execution, attachment or similar process contrary to the provisions hereof not otherwise approved by the Committee, the Award and all rights thereunder shall immediately become null and void.

Exhibit 10(v)(4)
           8.           Rights as a Stockholder.  Except as otherwise specifically provided herein, you shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Award unless and until you have become the holder of record of the shares of Common Stock.
           9.           Rights as a Participant. Except as otherwise specifically provided herein, you shall have no right to receive any new award or share of Common Stock covered by any new award once you no longer qualify as a participant under the Plan.
           10.           Provisions of Plan Control.  This grant is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions of the Plan, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee or the Board and as may be in effect from time to time.  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  The Plan is incorporated herein by reference.  If and to the extent that this grant conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this grant shall be deemed to be modified accordingly.
           11.           Notices.  Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):
          If to the Company, to:
                    Comtech Telecommunications Corp.
                    305 N. 54th Street
                    Chandler, AZ 85226
                    Attention:  Secretary
          If to you, to the address indicated at the end of this Agreement.
           12.          Securities Representations.  The grant of the Award and the issuance of shares of Common Stock upon settlement of the Award shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law.  No shares of Common Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which such shares may then be listed.  As a condition to the settlement of the Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.

Exhibit 10(v)(4)
          The shares of Common Stock are being issued to you and this Agreement is being made by the Company in reliance upon the following express representations and warranties.  By accepting this Award, you acknowledge, represent and warrant that:
                    a.          You have been advised that you may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on your representations set forth in this section.
                    b.          If you are deemed to be an affiliate within the meaning of Rule 144 of the Act, the shares of Common Stock issued to you must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock and the Company is under no obligation to register the shares (or to file a “re-offer prospectus”).
                    c.          If you are deemed to be an affiliate within the meaning of Rule 144 of the Act, you understand that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sales of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.
          13.     Power of Attorney. The Company, its successors and assigns, is hereby appointed the attorney-in-fact, with full power of substitution, of you for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.  The Company, as attorney-in-fact for you, may in your name and stead, make and execute all conveyances, assignments and transfers of Common Stock and property provided for herein, and you hereby ratify and confirm that which the Company, as said attorney-in-fact, shall do by virtue hereof.  Nevertheless, you shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for this purpose.
           14.     Miscellaneous.
                 a.        This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees. The Company may assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or any affiliate to which you are rendering services to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, you may not assign this Agreement.

Exhibit 10(v)(4)
                 b.        This Award shall not affect in any way the right or power of the Board or stockholders of the Company to make or authorize an adjustment, recapitalization or other change in the capital structure or the business of the Company, any merger or consolidation of the Company or subsidiaries, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding. The RSUs granted hereunder shall be subject to adjustment in accordance with Section 5.7 of the Plan.
                 c.        This Agreement and the Plan constitute the entire agreement of the parties with respect to this Award of RSUs and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to such Award. No modification or waiver of any of the provisions of this Agreement that is material and adverse to you shall be effective unless in writing and signed by both parties.
                 d.        The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
                 e.        The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.
                 f.        The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.
                 g.        This Agreement shall be construed, interpreted and governed and the legal relationships of the parties determined in accordance with the internal laws of the State of Delaware without reference to rules relating to conflicts of law.
           15.           Right to Terminate Directorship.  Neither the Plan nor the grant of the Award hereunder shall impose any obligations on the Company or an Affiliate and/or the stockholders of the Company to retain you as a director or other service provider, nor shall it impose any obligation on your part to remain as a director or other service provider of the Company or an Affiliate.

Exhibit 10(v)(4)
           16.           Section 409A of the Code. This Award is intended to comply with Section 409A of the Code, and shall be interpreted and construed accordingly. To the extent this Agreement provides for the Award to become vested and be settled upon your termination of employment or service, the applicable shares of Common Stock shall be transferred to you or your beneficiary upon your “separation from service,” within the meaning of Section 409A of the Code; provided that if you are a “specified employee,” within the meaning of Section 409A of the Code, then to the extent the Award constitutes nonqualified deferred compensation, within the meaning of Section 409A of the Code, such shares of Common Stock shall be transferred to you or your beneficiary upon the earlier to occur of (i) the six-month anniversary of such separation from service and (ii) the date of your death.
17. Agreement and Grant Not Effective Unless Accepted. By selecting the "Accept" button below you (i) agree to enter into this Agreement electronically, (ii) agree to the terms and conditions of the Agreement and (iii) acknowledge receipt of a copy of the Plan. Until you select the "Accept" button below, this Award shall not be effective, and if you do not select the "Accept" button within 90 days from the date the Agreement is made available to you electronically this Award is subject to cancellation, in which case, the Award shall be null and void upon such cancellation.